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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 19, 2005

                                 MONROE BANCORP
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             (Exact Name of Registrant as Specified in Its Charter)

                                     INDIANA
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                 (State or Other Jurisdiction of Incorporation)

                000-31951                                35-1594017
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         (Commission File Number)            (IRS Employer Identification No.)

         210 East Kirkwood Avenue
              Bloomington, IN                             47408
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  (Address of Principal Executive Offices)              (Zip Code)

                                 (812) 336-0201
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

               On July 19, 2005, Monroe Bancorp issued a press release setting forth second quarter 2005 and six months ended June 30, 2005 earnings and a financial summary, a copy of which is filed herein as Exhibit 99.1 for reporting under Item 2.02.

               The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filing of Monroe Bancorp under the Securities Act of 1933.

               In January 2003, the United States Securities and Exchange Commission ("SEC") issued Regulation G, "Conditions for Use of Non-GAAP Financial Measures." A non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flow that excludes (includes) amounts or adjustments that are included (excluded) in the most directly comparable measure calculated in accordance with generally accepted accounting principles ("GAAP"). Regulation G requires companies that present non-GAAP financial measures to disclose a numerical reconciliation to the most directly comparable measurement using GAAP as well as the reason why the non-GAAP measure is an important measure.

               Management has used several non-GAAP financial measures in this press release as follows:

                    . Noninterest income and noninterest expense are reported without the effect of unrealized gains and losses on securities which is a non-GAAP financial measure. Other income includes realized and unrealized securities gains and losses on trading securities (mutual funds) held in a grantor trust ("rabbi trust") in connection with the Company's Directors' and Executives' Deferred Compensation Plans. These securities are held as trading securities, hence, unrealized gains and losses are recognized on the income statement. Any unrealized or realized losses on securities held in the rabbi trust net of any dividend or interest income earned on the securities in the rabbi trust (included in net interest income) are directly offset by a decrease to directors' fee/deferred executive compensation expense (included in other expense), and conversely, any net realized or unrealized gains combined with interest and dividends earned on the securities in the trust are directly offset by an increase to directors' fee/deferred executive compensation expense. These offsets are included in the line item identified in the consolidated financial statements as "Appreciation (depreciation) on directors' and executives' deferred compensation plans." The activity in the rabbi trust has no effect on the Company's net income, therefore, management believes a more accurate comparison of current and prior year other income and other expense can be made if the rabbi trust realized and unrealized gains and losses and offsetting appreciation (depreciation) on the deferred compensation plans are removed.

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                    .    Noninterest income is also reported without the effect
                         of realized gains on security sales. These gains are removed to show a comparison of recurring revenue sources.

                    . Noninterest Income is reported without the effect of overdrafts charged off to the reserve for loan losses which is a non-GAAP financial measure. In 2005, the Bank began charging off overdrawn checking account balances to the reserve for loan losses. This change was implemented in response to new regulatory guidelines concerning courtesy overdraft programs, such as the one offered by the Bank. Prior to 2005, charged off overdrawn checking account balances were netted against deposit-related fees. Noninterest income for 2005 is presented as if the overdrawn checking accounts were still netted against deposit related fees to present a better comparison of total 2005 noninterest income to 2004 noninterest income.

                    . The net interest margin is being presented on a tax-equivalent basis in the financial summary. Management believes changes in tax-equivalent rates and margins are relevant because they directly relate to changes in after-tax net income.

Item 9.01 Financial Statements and Exhibits.

    (c)   Exhibits

    99.1  Press Release issued by Monroe Bancorp July 19, 2005

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 19, 2005

                                                       MONROE BANCORP

                                                       /s/ Gordon M. Dyott
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                                                       Gordon M. Dyott
                                                       Executive Vice President,
                                                       Chief Financial Officer